Exhibit 10.70

                             STOCK PLEDGE AGREEMENT

                                October 31, 2001

Robert Farias
3436 Verdugo Road, Suite 250
Glendale, CA 91208

Dear Robert,

In consideration for the loan you, Robert Farias, a Texas resident, agreed to make to Vertical Computer Systems, Inc. ("VCSY") (the "Loan") on the terms set forth in the Loan Documents, including the two Promissory Notes (the "First Promissory Note" and the "Second Promissory Note"), the Stock Pledge Agreement, and other loan documents, Mountain Reservoir Corp ("MRC"hereby agree to the following:

1. Upon our receipt of your loan to VCSY $100,000, MRC hereby pledges 5,225,000 shares of VCSY common stock (the "Shares") owned by MRC to pay any amounts due in the event of a default on the First Promissory Note issued by VCSY. The Shares shall be held by the Law Offices of Gary Blum. In the event that VCSY fails to pay monies in accordance with the First Promissory Note and the Collateral as set forth and defined in the Stock Pledge Agreement is insufficient to cover any shortfall, the number of "Shares" necessary to cover the amount of any default on the First Promissory Note shall be sold.

2. In the event that you loan VCSY an additional $100,000 and all right, title, and interest to the property identified in the Asset Purchase Agreement, dated October 31, 2001 is transferred to VCSY, MRC hereby pledges an additional 5,225,000 shares of VCSY common stock (the "Shares") owned by MRC to pay any amounts due in the event of a default on the Second Promissory Note issued by VCSY. The Shares shall be held by the Law Offices of Gary Blum. In the event that VCSY fails to pay monies in accordance with the Second Promissory Note and the Collateral as set forth and defined in the Stock Pledge Agreement is insufficient to cover any shortfall, the number of "Shares" necessary to cover the amount of any default on the Second Promissory Note shall be sold.

If the foregoing meets with your approval, please sign in the space provided below. Thank you.


                                   Sincerely,

                                    ---------------------------
                                    Frank Mento, President
                                    Mountain Reservoir Corp.

---------------------------
Robert Farias